                                 EXHIBIT 99 (a)


              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      On May 1, 1996, Fleet Financial Group, Inc. ("Fleet") consummated the merger (the "Merger") of Fleet Bank of New York, National Association ("FBNY"), a wholly-owned subsidiary of Fleet, with and into NatWest Bank N.A. ("NatWest"), a wholly-owned indirect subsidiary of NatWest Plc, which shall continue as the surviving bank under the name "Fleet Bank, N.A." (the "Surviving Bank"). The following Unaudited Pro Forma Combined Statements of Income for the year ended December 31, 1996 give effect to the Merger accounted for by the purchase method of accounting as if such transaction had occurred on January 1, 1996.

The pro forma information is based on the historical consolidated financial statements of Fleet and National Westminster Bancorp, Inc. ("Bancorp") and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. NatWest was a wholly-owned direct subsidiary of National Westminster Bancorp NJ, a New Jersey corporation, which was a wholly-owned direct subsidiary of National Westminster Bancorp, Inc., a Delaware corporation. Bancorp was a wholly-owned indirect subsidiary of NatWest Plc. Pursuant to the terms of the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing subsidiary, and certain assets and liabilities of NatWest were retained by Bancorp or transferred to other affiliates of NatWest Plc. Such assets and liabilities are included as pro forma adjustments in the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the consolidated financial statements of Fleet, filed in Fleet's Annual Report on Form 10-K for the year ended December 31, 1996 and the consolidated financial statements of Bancorp, filed as Exhibit 99b to Fleet's Current Report on Form 8-K dated May 15, 1996. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the results of operations in the future or of the results of operations which would have been realized had the Merger been consummated during the period or as of the date for which the pro forma information is presented.


                                        FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996 (a)


                                                                                                                           FLEET /
                                                                                                     BALANCE SHEET        NATWEST
                                                            FLEET         NATWEST     PRO FORMA      RESTRUCTURING       PRO FORMA
   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)           HISTORICAL     PRO FORMA   ADJUSTMENTS      ADJUSTMENTS (d)    COMBINED
                                                         -------------  -----------  -----------     ------------      -----------
   Interest and fees on loans and leases                 $       5,087  $       484  $         -     $        (51)     $     5,520
   Interest on securities                                          755          137          (35)(b)          (59)             798
                                                         -------------  -----------  -----------     ------------      -----------
     Total interest income                                       5,842          621          (35)            (110)           6,318
   Interest expense:
     Deposits                                                    1,754          190            -              (18)           1,926
     Short-term borrowings                                         295           90            -              (75)             310
     Long-term debt                                                390            1            9(b)             -              400
                                                         -------------  -----------  -----------     ------------      -----------
     Total interest expense                                      2,439          281            9              (93)           2,636
                                                         -------------  -----------  -----------     ------------      -----------
   Net interest income                                           3,403          340          (44)             (17)           3,682
   Provision for credit losses                                     213          171            -                -              384
                                                         -------------  -----------  -----------     ------------      -----------
   Net interest income after provision for credit losses         3,190          169          (44)             (17)           3,298
                                                         -------------  -----------  -----------     ------------      -----------
   Mortgage banking                                                560           22            -                -              582
   Investment services revenue                                     372            5            -                -              377
   Service charges, fees and commissions                           592           84            -                -              676
   Venture capital revenue                                         106            -            -                -              106
   Student loan servicing fees                                      98            -            -                -               98
   Securities available for sale gains                              43            3            -                -               46
   Gain from branch divestitures                                    92            -            -                -               92
   Other noninterest income                                        338            5            -                -              343
                                                         -------------  -----------  -----------     ------------      -----------
     Total noninterest income                                    2,201          119            -                -            2,320
                                                         -------------  -----------  -----------     ------------      -----------
   Employee compensation and benefits                            1,607          168                             -            1,775
   Occupancy and equipment                                         550           50           (1)(c)            -              599
   Mortgage servicing rights amortization                          188            1            -                -              189
   Marketing                                                        97           14            -                -              111
   Intangible asset amortization                                   135           25          (10)(c)            -              150
   Other noninterest expense                                       883          121            -                -            1,004
                                                         -------------  -----------  -----------     ------------      -----------
     Total noninterest expense                                   3,460          379          (11)               -            3,828
                                                         -------------  -----------  -----------     ------------      -----------
   Income before income taxes                                    1,931          (91)         (33)             (17)           1,790
   Applicable income taxes                                         792          (48)         (17)              (7)             720
                                                         -------------  -----------  -----------     ------------      -----------
   Net income                                            $       1,139  $       (43) $       (16)    $        (10)     $     1,070
                                                         -------------  -----------  -----------     ------------      -----------
                                                         -------------  -----------  -----------     ------------      -----------
   Net income applicable to common shares: (f)           $       1,067  $       (43) $       (23)(b) $        (10)     $       991
                                                         -------------  -----------  -----------     ------------      -----------
                                                         -------------  -----------  -----------     ------------      -----------
   Weighted average common shares outstanding:
     Primary                                               268,919,344                                                 268,919,344
     Fully Diluted                                         270,393,996                                                 270,393,996

   Earnings per share:
     Primary                                              $       3.97                                                 $      3.68
     Fully Diluted                                                3.95                                                        3.66

See accompanying notes to the unaudited pro forma combined financial statements



                            FLEET FINANCIAL GROUP, INC. AND NATWEST BANK N.A.
                             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                               For the Four Months Ended April 30, 1996 (a)

                                                     NatWest
                                                     Bancorp       Pro Forma       NatWest
   (Dollars in millions, except per share data)     Historical    Adjustments (e) Pro Forma
                                                    ----------     ---------     -----------
   Interest and fees on loans and leases                 $ 485           $ (1)         $ 484
   Interest on securities                                  138             (1)           137
                                                    -----------    -----------   ------------
      Total interest income                                623             (2)           621
   Interest expense:
      Deposits                                             190              -            190
      Short-term borrowings                                 82              8             90
      Long-term debt                                        21            (20)             1
                                                    -----------    -----------   ------------
      Total interest expense                               293            (12)           281
                                                    -----------    -----------   ------------
   Net interest income                                     330             10            340
   Provision for credit losses                             171              -            171
                                                    -----------    -----------   ------------
   Net interest income after provision
     for credit losses                                     159             10            169
                                                    -----------    -----------   ------------
   Mortgage banking                                         22              -             22
   Investment services revenue                               5              -              5
   Service charges, fees and commissions                    84              -             84
   Venture capital revenue                                   -              -              -
   Student loan servicing fees                               -              -              -
   Securities available for sale gains                       3              -              3
   Gain from branch divestitures                             -              -              -
   Other noninterest income                                  6             (1)             5
                                                    -----------    -----------   ------------
          Total noninterest income                         120             (1)           119
                                                    -----------    -----------   ------------
   Employee compensation and benefits                      168              -            168
   Occupancy and equipment                                  51             (1)            50
   Mortgage servicing rights amortization                    1              -              1
   Marketing                                                14              -             14
   Intangible asset amortization                            25              -             25
   Other noninterest expense                               234           (113)           121
                                                    -----------    -----------   ------------
          Total noninterest expense                        493           (114)           379
                                                    -----------    -----------   ------------
   Income before income taxes                             (214)           123            (91)
   Applicable income taxes                                 (94)            46            (48)
                                                    -----------    -----------   ------------
   Net income                                           $ (120)          $ 77          $ (43)
                                                    ===========    ===========   ============

   Net income applicable to common shares: (f)          $ (120)          $ 77          $ (43)
                                                    ===========    ===========   ============








   See accompanying notes to the unaudited pro forma combined financial statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      (a) The pro forma information presented is not necessarily indicative of the results of operations that would have resulted had the Merger been consummated at the beginning of the period indicated, nor is it necessarily indicative of the results of operations in future periods of the combined entities. Under generally accepted accounting principles ("GAAP"), the assets and liabilities of NatWest will be combined at market value with those of Fleet with the excess of the purchase price over the net assets acquired allocated to goodwill. The historical results of NatWest have been included in these Unaudited Pro Forma Combined Financial Statements for the four months ended April 30,1996. The NatWest results of operations for the four months ended April 30, 1996 include $119 million (after-tax) of charges, including loan loss provision and a property write-down, recorded by Natwest prior to the consummation of the merger.

      The pro forma information gives effect to the Merger as if the Merger had occurred on January 1, 1996. In connection with the Merger, Fleet substantially restructured its balance sheet to replace lower-yielding assets, primarily securities and residential loans, with higher-earning assets acquired from NatWest, and to replace higher-cost funding with lower-cost deposits acquired from NatWest during the first quarter of 1996 (see note d). The pro forma information gives effect to the balance sheet restructuring. However, due to differences in market conditions and the balance sheet mix and size during 1996 compared to the current market conditions and the current balance sheet mix and size, pro forma results of operations may not be indicative of the results of operations in the future or which would have resulted had the Merger been consummated during the period for which the pro forma information is presented.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


      (b) On May 1, 1996, Fleet purchased NatWest for $2.7 billion in cash. The following funding tranasctions occurred in conjunction with the Merger and are reflected in the accompanying Unaudited Pro Forma Combined Financial Statements. The $2.7 billion purchase price was funded through the issuance of $600 million of preferred stock with a weighted average dividend rate of 6.94%, the issuance of $400 million of long-term debt with an average borrowing rate of 7.20%, dividends of $1.375 billion received from Fleet subsidiaries and asset sales within Fleet Bank N.A. totaling $325 million. The source of funds for the $1.375 billion in dividends received from subsidiaries were assumed to be the result of asset sales, primarily securities. As part of this transaction, pro forma adjustments assume Fleet raised an additional $675 million of short-term borrowings (primarily commercial paper) to recapitalize certain of its subsidiaries which was utilized by such subsidiaries to reduce short-term borrowings by $675 million. All funding transactions are assumed to have occurred as of January 1, 1996.

      (c) Purchase accounting adjustments include adjustments to reflect the estimated fair value of the assets acquired and liabilities assumed, the elimination of NatWest's stockholder's equity, and the recording of goodwill in accordance with the purchase method of accounting. Adjustments have been made to the Unaudited Pro Forma Combined Income Statement to reflect the recording of goodwill amortization as well as to eliminate any goodwill amortization recorded at NatWest, in accordance with the purchase method of accounting.

Purchase price                                             $2,700
  Historical net tangible assets acquired         $3,252
  Elimination of NatWest goodwill and core
     deposit intangible                            (959)    2,293
                                              -----------

  Estimated fair value adjustments                           (277)
  Estimated purchase price adjustment                          24(1)
                                                         ---------
Estimated fair value of net assets acquired                 2,040
                                                         ---------
Excess cost over net assets acquired (goodwill)           $   660
                                                         =========

(1) In accordance with the Merger Agreement, the purchase price was adjusted based upon the final closing tangible equity of NatWest as of the date of the Merger.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


Goodwill of $660 million has been estimated assuming a purchase price of $2.7 billion. The Merger Agreement provides for additional payments (the "Earnout") to be made annually based upon the level of earnings from the NatWest franchise, not to exceed $560 million during an eight year "Earnout Period", which will commence on May 1, 1996 and end on April 30, 2004. Assuming full payout of the Earnout, the total purchase price would be $3.26 billion resulting in an increase to goodwill of $560 million. Such increase, if any, will be recorded when earned during the Earnout Period and will be amortized over the remaining life of the goodwill. This estimate is based on the level of NatWest pro forma earnings and is not necessarily indicative of payments that may be made, if any. Estimated fair value adjustments include merger-related charges and other adjustments to reflect the estimated fair value of assets being acquired and liabilities being assumed. Significant adjustments include a liability of $250 million to reflect Fleet's best estimate of merger-related charges. These merger related charges include personnel, facilities, data processing and other transaction costs. Personnel charges relate primarily to the costs of employee severance, the costs related to the termination of certain employee benefit plans and employee assistance for separated employees. Facilities charges are the result of the consolidation of back-office operations, and consist of lease-termination costs, writedowns of owned properties to be sold, and other facilities-related costs. Data processing costs consist primarily of the write-off of duplicate or incompatible systems hardware and software. Other merger expenses consist primarily of transaction-related costs, such as professional and other fees. Goodwill due to the Merger is assumed to be amortized on a straight line basis over 15 years.

      (d) In conjunction with the Merger, Fleet and Bancorp took certain actions to restructure the Combined Balance Sheet through the liquidation of low-return assets and the reduction of borrowed funds, principally during the first quarter of 1996. The accompanying Unaudited Pro Forma Combined Statements of Income assume the reduction of approximately $7.0 billion of assets and an equal amount of borrowed funds for the year ended December 31, 1996. Balance sheet restructuring initiatives were substantially completed during the first quarter of 1996. The assets assumed to be reduced include: approximately $1.8 billion of securities with an average yield of 6.24% for 1996; approximately $2.6 billion of loans, primarily residential real estate, with an average yield of 7.99% for 1996; and approximately
$2.6 billion in federal funds sold with an average yield of 4.74% for 1996. The $7.0 billion of borrowed funds assumed to be reduced include: approximately $5.7 billion of short-term borrowings with an average borrowing rate of 5.30% for 1996; and $1.3 billion of time deposits with an average borrowing rate of 5.33% for 1996. Asset yields and funding costs have been estimated based upon historical weighted average yields and funding costs of similar assets and liabilities in the aggregate and may not be indicative of the results of operations in the future or which would have been realized had such transactions been consummated during the period for which the pro forma information is presented. The balance sheet restructuring adjustments have been calculated assuming a certain balance sheet size as well as a certain mix of balance sheet assets (primarily securities and residential loans) to total assets during the year ended December 31, 1996. As a result, restructuring assumptions may not be indicative of the results of operations in the future or that would have been achieved had the Merger been consummated at the beginning of the period indicated.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      (e) Pursuant to the Merger Agreement, certain operating subsidiaries of Bancorp, including its leasing business, and certain assets and liabilities of NatWest were retained by Bancorp. Pro forma adjustments reflect the approximate impact of those assets not being purchased and liabilities not being assumed.

      (f) The Fleet/NatWest Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the NatWest Pro Forma net income applicable per common share adjusted for the purchase accounting, funding, and restructuring adjustments.